Exhibit 10.11

LEASE COMMENCEMENT DECLARATION

Dated: May 28, 2014

254 S. Mulberry, #113

+/-5,000 s/f

Mesa, Arizona 85202

Tenant:	AMERICA GREENER TECHNOLOGIES, INC.

Landlord:	MP MULBERRY LLC

Addendum II Dated:	May 1, 2014

Base Rent Payment
Commencement:	March, 2012

Security Deposit:	$3,500.00 (Received 2/9/2012)

Premises: Landlord has constructed and completed an additional 600 square feet of office as shown on the America Greener, suite #113, and space plan dated 4-7-2014.

Any additional tenant improvements will be at the sole obligation and expense of the Tenant.

Per the terms of the executed Addendum II, Tenant agrees to continue payment of the monthly base rent per the following schedule:

				Total
Months	#Months	Base Rent	Office T.I.	Base Rent*
March 1, 2014 - February 28, 2015	12	$3,300.00	$0	$3,300.00
March 1, 2015 - February 28, 2016	12	$3,350.00	$0	$3,350.00
March 1, 2016 - February 28, 2017	12	$3,450.00	$150.00	$3,600.00
March 1, 2017 - February 28, 2018	12	$3,550.00	$200.00	$3,750.00
March 1, 2018 - February 28, 2019	12	$3,650.00	$250.00	$3,900.00
March 1, 2019 - February 28, 2020	12	$3,750.00	$250.00	$4,000.00

* Not including applicable monthly .04/CAM expense and rental tax

In the event of any conflict between this Lease Commencement Declaration and the Lease of which it is a part, the terms of this Lease Commencement Declaration shall prevail.

This Lease Commencement Declaration is dated effective as of the date of the last signature by Landlord or Tenant.

SIGNED AND AGREED UPON:

LANDLORD:		TENANT:
MP MULBERRY, LLC		AMERICA GREENER TEC HNOLOGIES, INC.

/s/ William P. Mahoney	5/29/14	/s/ Micheal Boyko	6/30/14
William P. Mahoney	Date	Micheal Boyko	Date
Managing Member		President

CS.Propcrties.Mulbeny.AmericaGreenerLeaseCommencement